UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 24, 2024
Date of Report (Date of earliest event reported)

1-13948
(Commission file number)

MATIV HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 Kimball Place	Suite 600
Alpharetta,	Georgia	30009
(Address of principal executive offices)		(Zip Code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.10 par value	MATV	New York Stock Exchange

☐  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Mativ Holdings, Inc. 2024 Equity and Incentive Plan

At the 2024 Annual Meeting of Stockholders of Mativ Holdings, Inc. (the “Company”) held on April 24, 2024, the Company’s stockholders approved the Mativ Holdings, Inc. 2024 Equity and Incentive Plan (“2024 Plan”), which previously had been approved by the Company’s Board of Directors (the “Board”) subject to stockholder approval. The 2024 Plan replaces the Schweitzer-Mauduit International, Inc. 2015 Long-Term Incentive Plan (the “Prior Plan”) and is largely based on the Prior Plan, but with updates to the available shares and other administrative changes. The following paragraphs provide a summary of certain terms of the 2024 Plan.

Consistent with the Prior Plan, the purposes of the 2024 Plan are to (i) align the interests of the Company’s stockholders and the recipients of awards under the 2024 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors and agents, and (iii) motivate such persons to act in the long-term best interests of the Company and its stockholders.

Under the 2024 Plan, the Company may grant: (i) nonqualified stock options; (ii) incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended); (iii) stock appreciation rights; (iv) restricted stock and restricted stock units; (v) other stock-based awards; and (vi) performance awards. Subject to the terms and conditions of the 2024 Plan, the number of shares of Company common stock authorized for grants under the 2024 Plan is 2,800,000 shares.

The foregoing description of the 2024 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2024 Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the 2024 Annual Meeting of Stockholders of the Company held on April 24, 2024, the following matters were considered and acted upon with the results indicated below.

Proposal One - Election of Directors

The following individuals were elected as Class II directors to serve a three-year term:

Nominees	For	Withheld	Broker Non-Votes
Shruti Singhal	40,818,335	5,461,019	3,367,621
Anderson Warlick	44,678,447	1,600,907	3,367,621

Proposal Two - Ratification of the Selection of Independent Registered Public Accounting Firm

	For	Against	Abstain	Broker Non- Votes
Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2024	47,959,700	1,618,499	68,776	—

Proposal Three - Non-Binding Advisory Vote to Approve Executive Compensation

	For	Against	Abstain	Broker Non- Votes
Stockholders vote, on an advisory basis, to approve the compensation paid to Named Executive Officers (“say-on-pay” vote)	44,759,500	1,424,200	95,654	3,367,621

Proposal Four - Approval of the Adoption of the Mativ Holdings, Inc. 2024 Equity and Incentive Plan

	For	Against	Abstain	Broker Non- Votes
Stockholders vote to approve the Mativ Holdings, Inc. 2024 Equity and Incentive Plan	44,322,467	1,892,215	64,672	3,367,621

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Mativ Holdings, Inc. 2024 Equity and Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mativ Holdings, Inc.
(Registrant)

By:	/s/ Mark W. Johnson
Mark W. Johnson Chief Legal and Administrative Officer and Corporate Secretary

April 25, 2024